Exhibit 99.1

FOR IMMEDIATE RELEASE	NR10-33

DYNEGY ADOPTS STOCKHOLDER PROTECTION RIGHTS PLAN

HOUSTON – November 23, 2010 – Dynegy Inc. (NYSE: DYN) today announced that its Board of Directors has adopted a Stockholder Protection Rights Plan (the “Rights Plan”) and declared a dividend of one stock purchase right (collectively, the “Rights”) for each share of common stock held by stockholders of record as of the close of business on December 2, 2010.

The Board of Directors adopted this short term, narrowly tailored Rights Plan to prevent any person from obtaining control or de facto control of Dynegy without offering a control premium to all Dynegy stockholders. The issuance of the Rights is not intended to prevent a sale of control of the company that is determined by the Board of Directors to be fair, advisable and in the best interests of all Dynegy stockholders. The Rights Plan provides that, unless terminated earlier by the company, the Rights will expire following Dynegy’s next annual meeting of stockholders after the filing of Dynegy’s annual report on Form 10-K for the fiscal year 2010, unless the Rights Plan is approved by Dynegy’s stockholders (in which case it will expire at the first subsequent annual meeting at which it is not approved by a stockholder vote).

The Rights will be distributable to stockholders on the next business day following the earliest of (i) the tenth business day after the commencement of a tender or exchange offer that, if consummated, would result in any person owning 10% or more of Dynegy’s common stock (unless Dynegy’s Board of Directors decides to delay the distribution), (ii) Dynegy announcing that a person or group has acquired 10% or more of Dynegy’s common stock, and (iii) any person or group acquiring more than 30% of Dynegy’s common stock. Following such distribution, each Right will entitle its holder to purchase fractions of Participating Preferred Stock having economic and voting terms similar to those of one share of the Company’s common stock for an exercise price of $12.50 (subject to adjustment).

The Rights will be exercisable for shares of Dynegy common stock if Dynegy announces that a person or group has acquired 10% or more of Dynegy’s common stock or any person or group acquires more than 30% of Dynegy’s common stock. Under the Rights Plan, synthetic ownership of Dynegy’s common stock in the form of certain derivative securities counts towards the 10% and 30% ownership thresholds, if Dynegy’s Board of Directors determines that the owner of such derivative securities is seeking to use the existence of such securities for the purpose or effect of changing or influencing control of the company. Dynegy’s Board has made such a determination with respect to certain Icahn affiliated entities and with respect to Seneca Capital entities.

The Rights Plan exempts any person owning 10% or more of Dynegy’s common stock as of the announcement of the Rights Plan. However, the Rights also will be exercisable if a person or group that already owns 10% or more of Dynegy’s common stock acquires any additional shares (including through derivatives, but other than pursuant to a dividend or distribution paid or made by the company or pursuant to a stock split or reclassification).

The Rights Plan also exempts from its provisions all-cash, fully financed offers for all outstanding shares of Dynegy’s common stock that provide for a per share price in excess of $5.00 and meet certain other requirements.

If the Rights become exercisable for Dynegy’s common stock, all Rights holders (other than the person or group triggering the Rights) will be entitled to purchase Dynegy’s common stock at a 50% discount. For example, if at the time the Rights become exercisable for Dynegy’s common stock the exercise price is still $12.50 and Dynegy’s common stock has a per share market value of $5, each Right would be exercisable for five shares of common stock ($25 of market value) at an exercise price of $12.50, i.e., five shares of common stock at a 50% discount. Rights held by the person or group triggering the Rights will become void and will not be exercisable. If any person or group acquires between 10% and 50% of Dynegy’s common stock, Dynegy’s Board of Directors may, at its option, cause the exchange of one share of Dynegy common stock for each Right.

The distribution of the Rights is not taxable to stockholders. Until their distribution, the Rights will trade with Dynegy’s common stock. The Dynegy Board may terminate the Rights Plan prior to the time the Rights are triggered. Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by Dynegy. Dynegy will also mail a letter to stockholders regarding the Rights Plan along with a summary of certain terms of the Rights Plan.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the “Merger”), including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the “NRG Sale”), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger. Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC.

CONTACT:

Media: David Byford, 713-767-5800	Analysts: Laura Hrehor, 713-507-6466

Joele Frank / Andrew Siegel / Matthew Cuneo Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Mark Harnett / Bob Marese MacKenzie Partners, Inc. 212-929-5500